Exhibit 5


                                          April 6, 1999


Kentucky Power Company
1701 Central Avenue
Ashland, Kentucky  41101

Dear Sirs:

            With respect to the Registration Statement on Form S-3 of Kentucky Power Company (the "Company") relating to the issuance and sale by the Company in one or more transactions from time to time of its Unsecured Notes (the "Unsecured Notes") under an Indenture between the Company and Bankers Trust Company, as Trustee (the "Indenture"), we wish to advise you as follows.

            We are of the opinion that, when the steps mentioned in the next paragraph below have been taken, the Unsecured Notes will be valid and legally binding obligations of the Company, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            The steps to be taken which are referred to in the next preceding paragraph consist of the following:

                  (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transactions set forth in said Registration Statement:

                  (2) Appropriate action by and before the Kentucky Public Service Commission in respect of the proposed transactions set forth in said Registration Statement;

                  (3) Compliance with the Securities Act of 1933, as amended, and with the Trust Indenture Act of 1939, as amended; and

                  (4) Issuance and sale of the Unsecured Notes by the Company in
      accordance  with  the  Indenture  and  the   governmental   and  corporate
      authorizations aforesaid.

            Insofar as this opinion relates to matters governed by laws other than the laws of the State of New York and the Federal law of the United States, this firm has consulted, and may consult further, with counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Unsecured Notes.

            We consent to the filing of this opinion as an exhibit to said Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in said Registration Statement under the caption "Legal Opinions".

                                    Very truly yours,

                                    /s/ SIMPSON THACHER & BARTLETT

                                    SIMPSON THACHER & BARTLETT